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 VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL
 --------------------------------------------------

Call Toll-Free: 1-888-221-0697 Or By Accessing WWW.PROXYWEB.COM
Invest With Confidence

SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS ON VOTING BY PHONE OR INTERNET
T. Rowe Price

***CONTROL NUMBER: 999 999 999 999 99***
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                                Please fold and detach card at perforation
before mailing

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FUND NAME ("fund")          MEETING TIME:  3:00 P.M. EASTERN TIME THIS PROXY IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint James S. Riepe and M. David Testa as proxies to vote all Fund shares that I am entitled to vote at the Annual Meeting of Shareholders to be held on October 23, 2001, at 3:00 p.m., ET in the offices of the funds at 100 East Pratt Street, Baltimore, Maryland, and at any adjournments of the meeting. Messrs. Riepe or Testa may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Riepe and Testa to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. I acknowledge receipt of the fund's Notice of Annual Meeting of Shareholders and proxy statement.



                                          PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

                                          Date_____________________


                                               NOTE: Please sign exactly as name
                                               appears on this proxy. Joint
                                               owners should each sign
                                               personally. Directors and other
                                               fiduciaries should indicate the
                                               capacity in which they sign, and
                                               where more than one name appears,
                                               a majority must sign. If a
                                               corporation, this signature
                                               should be that of an authorized
                                               officer who should state his or
                                               her title.
                                   ---------------------------------------

                           CONTINUED ON REVERSE SIDE Signature(s) (and Title(s),
                                                  if applicable)



                                                                   040, 041, 042


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Please refer to the Proxy Statement discussion of these proposals. THE PROXY
WILL BE VOTED FOR THE PROPOSALS IF YOU DO NOT SPECIFY OTHERWISE. Your appointed
              ---
attorneys will vote any other matters that arise at the meeting in accordance with their best judgement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
                                                                    ---
THE FOLLOWING:

           Please fold and detach card at perforation before mailing.

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             Please vote by checking the appropriate box(es) below.

FOR ALL    WITHHOLD
NOMINEES   AUTHORITY    FOR ALL EXCEPT
1.                                                    To elect the directors listed below.                               /  /

                                                      GROWTH STOCK AND NEW ERA FUNDS

                                                      (01) James A.C. Kennedy (02) James S. Riepe

                                                      (03) M. David Testa (04) Calvin W. Burnett, PhD.

                                                      (05) Anthony W. Deering (06) Donald W. Dick, Jr.

                                                      (07) Dick K. Fagin (08) F. Pierce Linaweaver

                                                      (09) Hanne M. Merriman (10) John G. Schrieber

                                                      (11) Hubert D. Vos (12) Paul M. Wythes

                                                      NEW HORIZONS FUND

                                                      (01) John H. Laporte (02) James S. Riepe

                                                      (03) M. David Testa (04) Calvin W. Burnett, PhD.

                                                      (05) Anthony W. Deering (06) Donald W. Dick, Jr.

                                                      (07) Dick K. Fagin (08) F. Pierce Linaweaver

                                                      (09) Hanne M. Merriman (10) John G. Schrieber

                                                      (11) Hubert D. Vos (12) Paul M. Wythes


                                                      INSTRUCTION:
                                                      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL

                                                      NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                                                      -----------------------------------------------------------
                                                                                                                         FOR       A

2.                                                    ALL FUNDS                                                          /  /
                                                      To approve or disapprove amending the Articles of
                                                      Incorporation to authorize creating different series and
                                                      classes of shares, to add other related provisions and to
                                                      conform the provisions describing series and classes to those standard for other T. Rowe Price funds.
3.                                                    NEW HORIZONS FUND                                                  /  /
                                                       To amend the Articles of Incorporation
                                                      regarding ownership of portfolio securities by officers and directors of the fund and T. Rowe Price.

                           PLEASE SIGN ON REVERSE SIDE

                                                                   040, 041, 042